UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2009
ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-567-5648
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Asta Funding, Inc. (the “Company”) announced on July 10, 2009 that the Company has secured the Eighth Amendment to Fourth Amended and Restated Loan Agreement (the “Credit Facility”) that extends the maturity date of the Credit Facility until December 31, 2009. The amendment, provided by a consortium of lenders for which IDB Bank serves as agent, became effective July 10, 2009. The initial level of the Credit Facility on July 10, 2009 is $40 million with a minimum interest rate of 5.5% per annum. A copy of the press release announcing the agreement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Credit Facility is being furnished as Exhibit 99.2. to this Current Report on Form 8-K. The Form of Revolving Note is being furnished as Exhibit 99.3 to this Current Report on Form 8-K.
Under the terms of this amendment the Credit Facility will liquidate over the remaining six months of the calendar year with funding capacity limited to our current commitments through the end of the calendar year. Other provisions of this Credit Facility remain substantially unchanged including the standard defaults and the cross-default in the Palisades Acquisition XVI , LLC financing agreement due to the Bank of Montreal (the “Receivables Financing Agreement”) . The cross default in the Receivables Financing Agreement can only occur in the event of a non-payment in excess of $2.5 million of the Credit Facility. The Company continues to make steady progress in debt reduction, reducing the revolving line of credit since September 2008 from $84.9 million as of September 30, 2008 to $31.9 million at July 10, 2009.
The Company’s total senior debt level is approximately $139.5 million as of July 10, 2009, including $31.9 million under the Credit Facility, and $107.6 million due on the Receivables Financing Agreement. This represents a reduction of 35 percent in total senior debt from approximately $213.5 million as of September 30, 2008. The Company previously announced an agreement, effective February 20, 2009, to amend certain terms of the Receivables Financing Agreement and extend its maturity date to April 2011.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

99.1	Press release dated July 10, 2009.

99.2	Eighth Amendment to Fourth Amended and Restated Loan Agreement

99.3	Form of Revolving Note

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.
Date: July 15, 2009	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated July 10, 2009.
99.2	Eighth Amendment to Fourth Amended and Restated Loan Agreement
99.3	Form of Revolving Note